SPECIALTY MORTGAGE TRUST, INC.
STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
EXHIBIT 11

                                                           THREE MONTHS        THREE MONTHS          SIX MONTHS        SIX MONTHS
                                                               ENDED               ENDED               ENDED              ENDED
                                                           JUNE 30, 2001       JUNE 30, 2000       JUNE 30, 2001      JUNE 30, 2000
                                                            (UNAUDITED)         (UNAUDITED)         (UNAUDITED)        (UNAUDITED)
                                                           -------------       -------------       -------------      -------------
Basic

   Average Common Shares Outstanding                           339,761             320,200             337,754            320,200
   Net Earnings Attributable to Common Stock                  (132,231)           (114,308)          1,173,169            768,465
   Per Share Amount                                              (0.39)              (0.36)               3.47               2.40

Diluted

   Average Common Shares Outstanding                           339,761             320,200             337,754            320,200
   Net effect of conversion of preferred shares
     outstanding during the period                           4,711,952           3,863,072           4,691,419          3,863,254
   Net effect of dilutive stock options outstanding
     during the period - based on the treasury
     stock method                                               43,339              78,356              52,375             78,356
     Total                                                   5,095,112           4,261,628           5,081,548          4,261,810
   Net Income                                                1,269,290           1,034,739           2,574,690          1,918,512
   Per Share Amount                                                .25                 .24                 .51                .45

The accompanying notes are an integral part of these statements



                                       19